Exhibit 99.1

Commonwealth Biotechnologies, Inc. Enters Into Agreement to Sell the Assets of its CBI Services and Fairfax Identity Laboratories Divisions

Commonwealth Biotechnologies, Inc. (“CBI”) (NASDAQ Capital Market:CBTE) is pleased to announce that an agreement has been signed with Bostwick Laboratories, Inc. (“Bostwick”) for the sale of the assets of CBI’s Fairfax Identity Laboratories (“FIL”) and CBI Services divisions. Bostwick has agreed to purchase such assets for a purchase price of $1,075,000.00, in cash and certain royalty payments to the CBI over a five-year period. In addition, CBI will lease to Bostwick, the building located at 601 Biotech Drive, Richmond Virginia housing the CBI Services and Fairfax Identity Laboratories. Subject to Bostwick’s satisfaction of its two week due diligence inspection and approval of the sale by CBI’s shareholders and lenders, the sale is expected to close in the third fiscal quarter of 2009.

Dr. Paul D’Sylva, CBI Board Member, said “The sale of the assets of CBI Services and FIL is a significant strategic step forward for CBI as it enables us to focus our time, resources and attention on existing strategic operations. Specifically, this divestment is consistent with and supportive of our planned acquisition of Shanghai-based GL Biochem.”

Dr. Richard J. Freer, CBI’s COO, noted, “We are pleased that the agreement for the sale of the assets of CBI Services and FIL, which has been in process for several months, has been signed. We expect that the sale will allow CBI to redeploy capital resources towards other strategic initiatives.”

About CBI

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates through: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Venturepharm (Asia), a contract research consortium specializing in drug discovery and development, process scale-up, formulation development, cGMP manufacturing and clinical trial management. For more information, visit CBI on the web at www.cbi-biotech.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about CBI, CBI Services and Fairfax Identity Laboratories which involve substantial uncertainty and substantial risk, including: the risk that the transaction referenced herein will not be consummated, the risk that conditions and other contingencies to consummation and closing of the transaction will not occur; the risk that anticipated benefits from the transaction may not be reached or may take longer to realize than expected; the risk that CBI’s shareholders and lenders will not approve this transaction; the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the CBI Services and Fairfax Identity Laboratories, including retained obligations and contingent risks for assigned obligations, may differ or be greater than anticipated; and the effect of any regulatory approvals or conditions, and the risk that the acquisition of GL Biochem referenced herein will not close.

Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Further, all forward-looking statements included in this press release are based upon information available to CBI as of the date hereof. CBI assumes no obligation to update any such forward-looking statements.

For more information contact: Dr. Richard J Freer, COO, Commonwealth Biotechnologies, Inc., 804-648-3820

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